SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.______)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[ X ] Definitive Additional Materials

[   ] Soliciting Material under Rule 14a-12

Federated Hermes MDT Series

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:

2.       Aggregate number of securities to which transaction applies:

3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.       Proposed maximum aggregate value of transaction:

5.       Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

_______________________________________________________________

2)       Form, Schedule or Registration Statement No.:

_______________________________________________________________

3)       Filing Party:

_______________________________________________________________

4)       Date Filed:

_______________________________________________________________

SPECIMEN

Be the vote that counts

As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts!

HVIA EQUITY FUND
November 10, 2026 Special Meeting
Vote Shares by November 9, 2026

Vote Now

Learn Before You Vote

Proxy Statement
Summary Prospectus

Ways to Vote

Important Information

For holders as of August 28, 2026

Account Number: 3456789012345678901
CUSIP: 90386H651
Control Number: 0123456789012345

ProxyVote App

Did you know you can access all of your proxy events in one place? Go to the Apple App Store or Google Play and search for “ProxyVote.”

Once you install the app, just create an account to get started.

Google Play is a trademark of Google LLC. Apple and the Apple logo are trademarks of Apple Inc., registered in the U.S. and other countries. App Store is a service mark of Apple Inc.

Job # S48339

©2026 Broadridge Financial Solutions Inc.

P.O. Box 1310, Brentwood, NY 11717

ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc.

CUSIP is a registered trademark of the American Bankers Association.

All other registered marks belong to their respective owners.

Email Settings| Terms and Conditions| Privacy Statement